UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2016

ERIN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34525	30-0349798
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Post Oak Blvd., Suite 2250, Houston, Texas 77056
(Address of principal executive offices) (Zip Code)

(713) 797-2940
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2016, the Board of Directors of the Company appointed J. Kent Gilliam as the Company’s Vice President, Financial Controller, effective July 14, 2016. Mr. Gilliam, 50, was previously employed by Bennu Oil & Gas, LLC ("Bennu") where he served as Assistant Controller since 2013. He was responsible for the selection and implementation of the accounting system for Bennu and its subsidiaries, and the development of internal audit and routine processes. Prior to that, Mr. Gilliam was Assistant Controller of ATP Oil & Gas Corporation since 1998. He performed various functions including the selection and implementation of accounting software, management of joint interest billing processes, and maintenance and tracking of reporting processes associated with financing arrangements.  He also was actively involved in the development of Sarbanes-Oxley controls and worked closely on Securities and Exchange Commission reporting processes.

Mr. Gilliam will receive an annual base salary of $165,000, and based on individual and company performance and contributions, subject to the sole discretion of the company, a target performance bonus of up to 20% of his base salary. Mr. Gilliam holds an MBA from the University of Houston, a BBA in Accounting from Texas A&M University, and is a Certified Public Accountant. There are no family relationships between Mr. Gilliam and any director or executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERIN ENERGY CORPORATION

	By:	/s/ Jean-Michel Malek
Jean-Michel Malek
Senior Vice President, General Counsel and Secretary
Date: July 15, 2016